Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of UpHealth, Inc. on Form S-8 of our report dated March 19, 2021, with respect to our audit of the consolidated financial statements of Cloudbreak Health, LLC and Subsidiaries for the year ended December 31, 2020. Our report contains an explanatory paragraph referring to the Company’s ability to continue as a going concern.

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Irvine, CA

July 5, 2022